UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 5, 2011

Tangoe, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35247	06-1571143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Executive Blvd., Orange, Connecticut	06477
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 859-9300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On December 5, 2011, Tangoe, Inc. (the “Company”) entered into an agreement with Albert M. Rossini in connection with his decision to retire.  Mr. Rossini will remain in his position as the Company’s Executive Vice President, Global Sales through January 1, 2012, at which time his retirement will become effective.  As further described below, Mr. Rossini will be available to the Company as a consultant for six months following his retirement.

Effective January 1, 2012, the Company is making several changes to the leadership of its sales organization, including the following:

Chris Mezzatesta, Senior Vice President, Sales, will be promoted to Senior Vice President, U.S. Direct Sales.  In that position, he will head up all U.S. direct sales and will report to the Company’s President and Chief Executive Officer.  Mr. Mezzatesta has been with the Company for four years and prior to that worked as Senior Vice President, Sales for Traq Wireless, Inc., which was acquired by the Company in 2007.  He has worked in sales positions in the telecom industry for over 20 years, with 15 of those years in leadership positions.

Julie Palen, Senior Vice President, Business Development, is currently responsible for new channel partner opportunities.  She will take on the additional responsibility of managing day-to-day channel sales for the Company.  Ms. Palen has been with the Company for three years and was previously President and Founder of InterNoded, Inc., which was acquired by the Company in 2008.

Scott Snyder, Senior Vice President, Corporate Development is responsible for the Company’s acquisition and geographic expansion strategy.  The Company’s European operations, including its European sales organization, will report to Mr. Snyder.  Mr. Snyder previously was responsible for the Company’s European mobile operations.  Mr. Snyder has been with the Company for four years and prior to that was Chief Operating Officer of Traq Wireless, Inc., which was acquired by the Company in 2007.

Under the agreement with Mr. Rossini, (a) the vesting of his outstanding options will be accelerated by an amount equal to the number of additional options that would have vested over the six months following his retirement date if he had remained actively employed by the Company, and (b) the Company will for a period of 12 months after his retirement supplement the cost of Mr. Rossini’s COBRA health insurance coverage in an amount equal to the supplement provided to active employees for similar health insurance coverage.  Under the agreement, Mr. Rossini will be available at the Company’s request to consult on transition matters and special projects for a period of six months following Mr. Rossini’s retirement, and Mr. Rossini will receive compensation during such six-month period at the same rate as his current base salary.  Mr. Rossini has a seven-day period after the execution of the agreement to revoke it, and the agreement becomes effective after the expiration of the seven-day period should Mr. Rossini not revoke it.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANGOE, INC.

Date: December 5, 2011	By:	/s/ Albert R. Subbloie, Jr.
Albert R. Subbloie, Jr.
President and Chief Executive Officer